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                                                                    EXHIBIT 3(b)


                               STATE OF DELAWARE
                           CERTIFICATE OF CONVERSION
                             FROM A CORPORATION TO
                          A LIMITED LIABILITY COMPANY
                            PURSUANT TO SECTION 266
                            OF THE DELAWARE GENERAL
                                CORPORATION LAW

1) The name of the corporation immediately prior to filing this Certificate is PANHANDLE EASTERN PIPE LINE COMPANY.

2) The date the original Certificate of Incorporation was filed on is DECEMBER 23, 1929.

3) The original name of the corporation as set forth in the Certificate of Incorporation is PANHANDLE EASTERN PIPE LINE COMPANY.

4) The name of the limited liability company as set forth in the formation is PANHANDLE EASTERN PIPE LINE COMPANY, LLC.

5)  The conversion has been approved in accordance with the provisions of
    Section 266.


                                By:  /s/ THOMAS F. KARAM
                                   ------------------------------
                                         Authorized Officer




                                Name: /s/ THOMAS F. KARAM
                                     ------------------------------
                                        Print or Type Signature